UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 15, 2010 (March 15, 2010)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania		17111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	800-653-6104

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On March 15, 2010, Metro Bancorp, Inc., formerly known as Pennsylvania Commerce Bancorp, Inc. (“Metro”) and parent company of Metro Bank, and Republic First Bancorp, Inc. (“Republic First”), parent company of Republic First Bank, terminated their November 7, 2008 Agreement and Plan of Merger (the “Agreement”).  The Agreement would have merged Republic First into Metro (the “Merger”).  Consummation of the Merger was subject to a number of customary conditions, including the receipt of certain regulatory approvals.  While waiting for regulatory approval, the parties had extended the initial April 30, 2009 closing deadline several times.  On December, 18, 2009, the parties had amended the Agreement to extend the closing deadline to March 31, 2010.  The parties do not anticipate regulatory approval by March 31, 2010 and have mutually determined to terminate the Agreement.

Except for a few select provisions, such as the continued confidentiality of certain shared information, the provisions of the Agreement are now void and of no effect.  Neither Metro nor Republic First will incur any penalties to the other due to termination of the Agreement.

Other material terms and conditions of the Agreement were described in Metro’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2008; this description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
 The following exhibits are filed herewith:

Exhibit Number	Exhibit
10.1	Merger Termination Agreement dated as of March 15, 2010
99.1	Press Release issued March 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2010	METRO BANCORP, INC. (Registrant)
/s/ Mark A. Zody
-----------------------------------------------
Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Merger Termination Agreement dated as of March 15, 2010
99.1	Press Release issued March 15, 2010.